EXHIBIT
NUMBER            DESCRIPTION
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16                Letter from Randall S. Newman, Certified Public Accountant to the Securities and Exchange Commission, dated March 18, 2004.



                                RANDALL S. NEWMAN
                           Certified Public Accountant
                       6701 Democracy Boulevard, Suite 300
                            Bethesda, Maryland 20817
                              Phone: (301) 896-9723
                               Fax: (301) 564-9619


                                             March 18, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                             Re:  Talram Corporation


Dear Sir/Madam:

We have read the statements that we understand Talram Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


                                             Very truly yours,


                                             /s/ Randall S. Newman, CPA
                                             --------------------------
                                             Randall S. Newman, CPA



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